Exhibit (h)(3)(xviii)

SECOND AMENDMENT

TO

AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

This Second Amendment (the “Amendment”) to the Amended and Restated Shareholder Services Agreement is made as of the 29th day of January, 2016 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto entered into a Shareholder Services Agreement dated and effective as of December 4, 2008, as amended (the “Agreement”); and

WHEREAS, the parties hereto entered into an Amended and Restated Shareholder Services Agreement dated and effective as of November 7, 2014 (the “Amended and Restated Agreement) in order to add additional Funds to Schedule A and amend the services included in Schedule B; and

WHEREAS, the parties hereto wish to amend Schedule A of the Amended and Restated Agreement in order to reflect a fee change.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF SCHEDULE A. Schedule A of the Amended and Restated Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2. Except as modified hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley D. Asness
Name: Bradley D. Asness
Title: Principal & Chief Legal Officer

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Chief Legal Officer and Vice President

SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees For the Services
AQR Global Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.30%
	Class R6	0.20%
AQR International Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.30%
	Class R6	0.30%

Dormant Funds

AQR International Small Cap Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%
AQR Emerging Markets Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%
AQR Equity Plus Fund	Class I	0.30%
	Class N	0.35%
AQR Small Cap Core Fund	Class I	0.30%
	Class N	0.35%
AQR Small Cap Growth Fund	Class I	0.30%
	Class N	0.35%
AQR Risk-Balanced Commodities Strategy LV Fund	Class I	0.25%
	Class N	0.25%

January 29, 2016